SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                     THE PRODUCERS ENTERTAINMENT GROUP LTD.
             (Exact Name of Registrant as Specified in Its Charter)




        DELAWARE                                               95-4233050
State or Other Jurisdiction                                 (I.R.S. Employer
of Incorporation or Organization)                           Identification No.)

5757 WILSHIRE BOULEVARD, PENTHOUSE ONE                            90036
        LOS ANGELES, CALIFORNIA                                 (Zip Code)
(Address of Principal Executive Offices)


                       FINANCIAL CONSULTING AGREEMENT
                          (Full Title of The Plan)

                                 IRWIN MEYER
                   5757 WILSHIRE BOULEVARD, PENTHOUSE ONE
                        LOS ANGELES, CALIFORNIA 90036
                  (Name and Address of Agent For Service)

                                 (323)634-8634
         (Telephone Number, Including Area Code, of Agent For Service)

                        Copies of communications to:
                        LINDA GIUNTA MICHAELSON, ESQ.
                  TROOP STEUBER PASICH REDDICK & TOBEY, LLP
                     2029 CENTURY PARK EAST, 24TH FLOOR
                         LOS ANGELES, CALIFORNIA 90067
                                (310) 728-3000

                         CALCULATION OF REGISTRATION FEE

==========================================================================================================================

Title Of Securities To Be     Amount To Be         Proposed Maximum             Proposed Maximum             Amount Of
        Registered             Registered      Offering Price Per Share     Aggregate Offering Price      Registration Fee
--------------------------------------------------------------------------------------------------------------------------
      Common Stock,          350,000 Shares           $0.30 (1)                   $105,000 (1)                  $ 30
par value $.001 per share
--------------------------------------------------------------------------------------------------------------------------


(1) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(h)(1) under the Securities Act of 1933, as amended, and based upon the exercise price of the option pursuant to which such shares may be acquired.

                                     PART I*


                INFORMATION REQUIRED IN SECTION 10(A) PROSPECTUS


ITEM 1.  PLAN INFORMATION.

ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

         * Information required by Part I to be contained in the Section 10(a) prospectus is omitted from the Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended, and the Note to Part I of Form S-8.


                                     PART II

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents filed by the Registrant with the Commission are incorporated herein by reference:

         (a) The Registrant's Annual Report on Form 10-KSB for the fiscal year ended June 30, 1998;

         (b) The Registrant's Quarterly Report on Form 10-QSB for the quarter ended September 30, 1998;

         (c) The description of the Common Stock contained in the Registrant's Registration Statement on Form 8-A filed by the Registrant on September 9, 1996 pursuant to Section 12 of the Exchange Act.

         (d) All documents subsequently filed by Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

         The securities to be offered are registered under Section 12 of the Exchange Act of 1934.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 145 of the Delaware General Corporation Law permits a corporation to include in its charter documents, and in agreements between the corporation and its directors and officers, provisions expanding the scope of indemnification beyond that specifically provided by the current law.

         Article VI of the Registrant's Restated Certificate of Incorporation provides for the indemnification of directors to the fullest extent permissible under Delaware law.

         Article VII of the Registrant's Bylaws provides for the indemnification of officers, directors and third parties acting on behalf of the Registrant if such person acted in good faith and in a manner reasonably believed to be in and not opposed to the best interest of the Registrant, and, with respect to any criminal action or proceeding, the indemnified party had no reason to believe his or her conduct was unlawful.

         The Registrant has entered into indemnification agreements with its directors and executive officers, in addition to indemnification provided for in the Registrant's Bylaws, and intends to enter into indemnification agreements with any new directors and executive officers in the future.

         In addition, the Registrant has purchased insurance pursuant to which its directors and officers are insured against liability which they may incur in their capacity as such.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.


ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.


ITEM 8.  EXHIBITS.

          5.1     Opinion of Troop Steuber Pasich Reddick & Tobey, LLP.

         10.1 Financial Consulting Agreement, dated December 9, 1998, by and between the Registrant and Strategic Capital Consultants, Inc.

         23.1 Consent of Singer Lewak Greenbaum & Goldstein LLP, Public Accountants.

         23.2 Consent of Troop Steuber Pasich Reddick & Tobey, LLP (included in Exhibit 5.1).

         24.1     Power of Attorney (included on signature page).

ITEM 9.  UNDERTAKINGS.

         (a)      The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof;

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of this offering; and

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

                  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California as of December 9, 1998.


                                                THE PRODUCERS ENTERTAINMENT LTD.
                                                (Registrant)


                                                         By: /s/ Irwin Meyer
                                                         -----------------------
                                                         Irwin Meyer
                                                         Chief Executive Officer

                                POWER OF ATTORNEY

         Each person whose  signature  appears  below  constitutes  and appoints
Irwin Meyer and Arthur H. Bernstein and each of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully to all intents and purposes as he might or could do in person, and hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their substitutes, may lawfully do or cause to be done by the virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


   Signature                                  Title                              Date
   ---------                                  -----                              ----
                                 Chief Executive Officer and Director         December 9, 1998
    /s/ Irwin Meyer              (Principal Executive Officer)
----------------------------
      Irwin Meyer


  /s/ Lawrence S. Jacobson       President and Director                       December 9, 1998
----------------------------
    Lawrence S. Jacobson

                                 Executive Vice President and Director
                                 (Principal Financial Officer and Principal   December 9, 1998
   /s/ Arthur H. Bernstein       Accounting Officer)
----------------------------
     Arthur H. Bernstein


     /s/ Michael Collyer         Director                                     December 9, 1998
-----------------------------
       Michael Collyer


    /s/ Gilbert J. Spiegel       Director                                     December 9, 1998
-----------------------------
      Gilbert J. Spiegel


     /s/ Michael Iscove          Director                                     December 9, 1998
-----------------------------
       Michael Iscove


     /s/ Thomas A. Daniels       Director                                     December 9, 1998
-----------------------------
       Thomas A. Daniels


 /s/ Salvatore "Sonny" Grosso    Director                                     December 9, 1998
------------------------------
   Salvatore "Sonny" Grosso



                                  EXHIBIT INDEX

Exhibit No.                         Description
-----------                         -----------

5.1       Opinion of Troop Steuber Pasich Reddick & Tobey, LLP.

10.1 Financial Consulting Agreement, dated December 9, 1998, by and between the Registrant and Strategic Capital Consultants, Inc.

23.1      Consent of Singer Lewak Greenbaum & Goldstein LLP, Public Accountants.

23.2      Consent  of  Troop  Steuber  Pasich  Reddick & Tobey, LLP (included in
          Exhibit 5.1).

24.1              Power of Attorney (included on signature page).